                                                                   EXHIBIT 10.11

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED INFORMATION HAS BEEN REPLACED BY [*].

                             SEAGATE TECHNOLOGY LLC

                             OEM PURCHASE AGREEMENT

                                     (DISC)

                                                              AGREEMENT NO.: [*]

     This OEM PURCHASE AGREEMENT ("Agreement") is made and entered into by and between SEAGATE TECHNOLOGY LLC, ("Seagate"), with offices at 920 Disc Drive, Scotts Valley, California 95066-4544, and LSI LOGIC STORAGE SYSTEMS, INC., ("LSI"), with offices at 3718 North Rock Road, Wichita, Kansas, 67226, a wholly-owned subsidiary of LSI Logic Corporation, 1551 McCarthy Blvd., Milpitas, California 95035.

     This Agreement consists of this signature page, the attached Terms and Conditions, the Product and Price List, as updated from time to time, the Just-In-Time Delivery Agreement, and the Rebate Procedure.

     This Agreement is effective as of the date signed by Seagate.

     LSI has read, understands and agrees to the terms of this Agreement and the undersigned is authorized to sign this Agreement on behalf of LSI and any of its subsidiaries purchasing hereunder.

SEAGATE TECHNOLOGY LLC                          LSI LOGIC STORAGE SYSTEMS INC
                                                A WHOLLY-OWNED SUBSIDIARY OF
                                                LSI LOGIC CORPORATION


           /s/ WILLIAM L. HUDSON                             /s/ TONY L. NEWELL
--------------------------------------------    --------------------------------------------
By                                              By

William L. Hudson                               Tony L. Newell
--------------------------------------------    --------------------------------------------
Typed name                                      Typed name

Sr. VP, General Counsel                         Director, Supply Chain Mgmt.
--------------------------------------------    --------------------------------------------
Title                                           Title

19 September 2001                               August 30, 2001
--------------------------------------------    --------------------------------------------
Date                                            Date

                             SEAGATE TECHNOLOGY LLC
                           LSI OEM PURCHASE AGREEMENT

                              TERMS AND CONDITIONS

     1. TERM OF AGREEMENT. This Agreement will be effective as of the date of Seagate's signature on this Agreement and continue thereafter until terminated in accordance with this Agreement.

     2. APPLICABLE PRODUCT. Under the terms of this Agreement LSI may purchase disc drives identified in Seagate's Product and Price List ("Product(s)") as an original equipment manufacturer. Additional Products may be added to the Product and Price List by mutual agreement. Any software that is pre-installed or included with Product, or sold as a separate item will be subject to a separate License Agreement.

     3. LIMITED USE.

     3.1 In order to control the quality of Products and any after sales service, LSI may use the Products solely for Integration into systems or subsystems designed by LSI and or assembled for LSI for sale or lease in its regular course of business. LSI contemplates that these systems or subsystems will include hardware and software other than the Product and will, by an objective examination of such factors as cost, pricing and system features, represent a significant enhancement to and transformation of the Product. LSI expressly agrees that it will use Product ordered only for this purpose. This is not intended to prevent LSI from using non-integrated Products for the purposes repairing, replacing or servicing existing systems or subsystems or providing spare Products and upgrades.

     3.2 If LSI has excess inventory of Product, LSI will give Seagate written notification of the quantity and model numbers of the excess product, Seagate will have two weeks from the receipt of the written notification to repurchase some or all of the excess product [*] of the Product, if applicable. Additional time may be granted upon mutual agreement. If Seagate chooses not to repurchase the excess product within the time frame stated above, LSI is authorized to resell Product.

     3.3 In the event LSI sells Product separately without integration, in breach of this Section, LSI must [*] the amount does not limit Seagate's right to stop shipments, terminate this Agreement, and demand immediate payment of the outstanding accounts receivable balance otherwise provided herein.

     4. HIGH RISK ACTIVITIES. LSI acknowledges that Seagate's Products are not designed for, and Seagate has no desire to enter the market for equipment used in environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, life support machines, weapons systems, or any other environment in which the failure of the Products could lead directly to death, personal injury, or severe physical or environmental damage ("High Risk Activities"). Seagate does not supply its Products for use in High Risk Activities, and does not wish to expose itself to the risk of any loss, expense, cost, liability, litigation and/or potential adverse verdict or judgment in relation to any use of its Products in High Risk Activities. Accordingly, Seagate disclaims any and all liability for High Risk Activities. If LSI elects to make and sell any products for High Risk Activities using Seagate's Products, then LSI assumes all risk for any such use of Seagate's Products. LSI agrees to defend and indemnify Seagate against any and all claims arising out of any use of the Products in any High Risk Activities.

     5. PRICING. The prices for Product purchased hereunder will be listed on the Product and Price List. Seagate may change Product prices from time to time at its discretion on prior written notice to LSI. The parties will meet [*] for the purposes of discussing price changes.

     6. FORECAST. LSI will provide Seagate with a [*] forecast for its planned Product purchases. This forecast will be submitted to Seagate on a [*] basis and, unless otherwise mutually agree will consist of planned [*] purchases for the next [*] and planned [*] purchases for the balance of the forecast.

     7. PURCHASE ORDERS.

     7.1 LSI may order Product by submitting written purchase orders to Seagate. Purchase orders will contain, at a minimum; (i) Product description, (ii) Product quantity, (iii) requested delivery dates,

(iv) Product pricing, (v) delivery address, and (vi) LSI's tax exemption certificate number, if applicable. All orders are subject to acceptance by Seagate, at its discretion.

     7.2 All purchase orders will be exclusively governed by the terms and conditions of this Agreement, notwithstanding any contrary terms and conditions contained on any LSI purchase order or Seagate acknowledgment thereof, unless otherwise mutually agreed in writing.

     8. ELECTRONIC BUSINESS TRANSACTIONS. Purchase orders and other transactions including but not limited to Order Acknowledgments, change orders, invoices and forecasts may take place directly between the parties or through a designated third party service provider, through EDI, XML, or other agreed upon electronic means. Each party will be responsible for its respective costs incurred in sending and receiving EDI or other electronic transmissions. All electronic transmissions will be in accordance with the American National Standards Institute ("ANSI"), UN/EDIFACT or other mutually agreed standards. Specific transaction sets will be as agreed to by the parties. The parties agree not to contest the enforceability or legal sufficiency of electronically transmitted purchase orders, Order Acknowledgments or other documents placed pursuant to this Agreement on the grounds that the orders and acknowledgments fail to comply with the Statute of Frauds or similar laws requiring that contracts be in writing and signed by the party, to be bound, including but not limited to, Uniform Commercial Code Section 2-201 or its equivalent embodiment under applicable state law. LSI and Seagate hereby agree that each will have no liability and will hold each other harmless for any and all damages, costs and expenses as a result of purchase orders, order acknowledgments, and other transmissions which are erroneously transmitted between the parties as a result of a malfunction, defect in the network's system, or due to any other cause beyond the parties' reasonable control.

     9. ALLOCATION. In the event of a shortage of any Products Seagate will use its best commercial efforts to satisfy LSI's demand with available inventory, subject to demand from other customers.

     10. RESCHEDULING. LSI may reschedule any Product on order [*] provided that Seagate receives written notice at least [*] prior to the scheduled ship date. The new ship date may not be more than [*] from the originally scheduled ship date. This section will not apply for inventory purchased under the Just-In-Time Delivery Agreement.

     11. CANCELLATION. LSI may cancel any unshipped and unrescheduled standard Product on order [*], provided Seagate receives written notice at least [*] prior to the scheduled ship date. LSI may cancel any unshipped and unrescheduled non-standard Product on order [*], provided Seagate receives written notice at least [*] prior to the scheduled ship date. For purposes of this Agreement standard Product will mean product with no customer unique modifications. If LSI cancels any order with less than the required notice, LSI will be liable to Seagate for a cancellation charge [*] by Seagate in reselling the Product to other customers. If LSI cancels the order with less than [*] notice, LSI must [*] of the canceled order. This section will not apply for inventory purchased under the Just-In-Time Delivery Agreement.

     12. PAYMENT.

     12.1 Payment terms are [*] from date of invoice, payable in U.S. dollars. Overdue payments will be subject to a [*], whichever is less, until paid in full.

     12.2 The foregoing credit terms are extended by Seagate in its sole discretion. To qualify for payment terms and a credit line, LSI must initially provide Seagate's Credit Department with audited Annual Reports showing the financial activity for the most recent and the previous fiscal year, and all quarterly reports for LSI's current fiscal year. Thereafter, LSI must provide Seagate's Credit Department with copies of its Annual Report and quarterly statements within [*] of the close of each of its fiscal periods. LSI may provide its annual and quarterly reports by posting the information on its web site.

     12.3 Seagate reserves the right to change the amount of LSI's credit line at any time based on LSI's credit history and/or changes in its financial condition. If LSI exceeds its credit line or fails to qualify for continued credit terms, Seagate may, in its sole discretion, delay subsequent shipments or require prepayments until Seagate determines that LSI is once again qualified to receive credit terms.

     13. TAXES. LSI will be responsible for all taxes resulting from this Agreement (except Seagate's income taxes), unless LSI provides Seagate with tax exemption documentation required by the applicable taxing authority.

     14. DELIVERY TERMS.

     14.1 Title. Title to the Products and all risk of loss or damage thereto will pass to LSI upon delivery by Seagate to LSI FCA Seagate's designated shipping dock. LSI will be the Importer of Record and, will be responsible for all applicable duties and taxes associated with importation of the Product.

     14.2 Time. Seagate will use commercially reasonable efforts to ship Products from its dock by the shipment date shown in Seagate's order acknowledgment, notwithstanding any different requested delivery date in LSI's purchase order. Each shipment date will be binding on LSI unless Seagate receives written notice from LSI rejecting it prior to that date. LSI assumes the risk of shipping delays and losses.

     15. PACKAGING AND INSURANCE. Seagate will ship Product in Seagate's standard packaging, freight collect, unless otherwise agreed to in writing by the parties. Shipments will be made by Seagate freight collect unless otherwise specified by LSI and accepted by Seagate. Seagate is not obligated to provide insurance covering any shipment, which remains the responsibility of LSI.

     16. INTEGRATION TESTING. For a period of [*] from the date of shipment by Seagate, LSI may conduct integration testing to confirm that the Product conforms to any mutually agreed upon specifications. Product found to be nonconforming ("DOA") within the initial [*] period may be returned by LSI to Seagate for credit to LSI's account in an amount equal to the purchase price paid. Product returned by LSI must be in Seagate standard packaging unless otherwise agreed to by the parties. LSI will provide Seagate with a purchase order for any replacement Product it elects to order. Seagate will pay for the return of the Product to Seagate, provided a Seagate designated carrier is utilized. Transportation charges associated with replacement Product shipped to LSI will be borne by Seagate.

     17. LIMITED WARRANTY.

     17.1 Beginning on the date of shipment to LSI and continuing for the periods specified in the Product and Price List ("Warranty Period"), Seagate represents that the Products are new or, if they contain remanufactured or used components, are the equivalent of new in performance and reliability and warrants that each Product failing to function properly under normal use, due to a defect in materials or workmanship or due to nonconformance to the agreed upon specifications, ("Warranty Product") will be repaired, exchanged, or replaced with equivalent or better Product at Seagate's option and expense. For personal storage Product only, Seagate may also issue a credit to LSI pursuant to Seagate's published Warranty Return for Credit Program for the Warranty Product. This Limited Warranty extends to LSI only and is not assignable or transferable, without prior written agreement of Seagate.

     17.2 Repair, exchange or replacement of Warranty Product or Credit under Seagate's Warranty Return for Credit Program is LSI's sole and exclusive remedy under this Limited Warranty. In the event that Seagate is not able to repair, exchange or replace the Warranty Product, or provide a credit under Seagate's Warranty Return for Credit Program, or if the Limited Warranty is found to have failed of its essential purpose the parties agree that LSI's exclusive remedy and Seagate's sole liability in contract, tort or otherwise is the payment by Seagate of actual damages in an amount not to exceed the amount paid for the Warranty Product.

     17.3 Seagate makes no representation, warranty or guaranty, express or implied regarding the Products except this standard form of limited warranty ("Limited Warranty"). Seagate may in its sole discretion modify its Limited Warranty at any time and from time to time, provided that any changes in the warranty period shall only apply to Products not yet qualified by LSI. This warranty is void if the defect is the result of accident, abuse, unauthorized repair, modification or misapplication.

     17.4 LSI must submit a warranty claim prior to the expiration of the Warranty Period and will obtain a Return Material Authorization ("RMA") number from Seagate prior to returning the Warranty Product freight prepaid. Seagate will pay for transporting the repaired, replaced or exchanged Product to LSI. Repaired, replaced or exchanged Product will be warranted for the repair warranty period in effect as of the date the repaired, exchanged or replaced Product is shipped by Seagate, or the remainder of the original warranty, whichever is longer.

     17.5 EPIDEMIC DEFECTS. An "Epidemic Defect" occurs when there are repeated failures of the same component of an enterprise storage Product, arising from the same cause, to the extent that the annualized failure rate due to that cause exceeds [*] the specified AFR of the entire population of disc drives based on a [*] calculation. If LSI believes a Product has an Epidemic Defect, LSI will notify Seagate of all the facts regarding the Product, and Seagate and LSI will work together to diagnose and verify the failures. If Seagate and LSI agree that the failures have been properly diagnosed and that the failure count for that cause is accurate, Seagate will meet with LSI to develop and agree upon a mutually acceptable corrective action plan, which may include reasonable compensation to LSI for mutually agreed upon expenses incurred.

     17.6 WARRANTY DISCLAIMER. THE FOREGOING STATES THE SOLE LIABILITY AND OBLIGATION OF SEAGATE ARISING OUT OF THIS WARRANTY AND EXCEPT AS SET FORTH IN WRITING IN THIS AGREEMENT, SEAGATE MAKES NO PERFORMANCE REPRESENTATIONS, WARRANTIES, OR GUARANTEES, EITHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE PRODUCTS AND ANY SERVICES COVERED BY OR FURNISHED PURSUANT TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY (A) OF MERCHANTABILITY, (B) OF FITNESS FOR A PARTICULAR PURPOSE, OR (C) ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE. THE PROVISIONS OF THE FOREGOING LIMITED WARRANTY AND WARRANTY DISCLAIMER ARE REFLECTED IN THE PRODUCT PRICES.

     17.7 STORED DATA. LSI will be responsible for saving or backing up data contained in any Product returned to Seagate for in-warranty or out-of-warranty repairs or service. SEAGATE WILL HAVE NO RESPONSIBILITY FOR STORED DATA AND WILL HAVE NO LIABILITY ARISING OUT OF ANY DAMAGE TO OR LOSS OF DATA WHILE THE PRODUCT IS IN SEAGATE'S POSSESSION.

     18. INDEMNIFICATION.

     18.1 LSI INFRINGEMENT CLAIMS. Seagate agrees, at its expense, to defend and indemnify LSI and its directors, officers and employees, in any suit, claim or proceeding brought against LSI or such other parties, alleging that any Product sold hereunder, under normal use, infringes a United States patent, copyright, or trade secret right of the claimant provided that (a) Seagate is promptly notified of the claim, given reasonable assistance from LSI, and permitted the exclusive control of the defense, and (b) that LSI takes no action which impairs Seagate's defense of the claim. Seagate agrees to pay damages and costs finally awarded against LSI in any such suit by reason of any such infringement, but Seagate will have no liability for settlements or costs incurred without its consent.

          18.1.1 Seagate Options. Should LSI's use of any Product be enjoined, or in the event that Seagate desires to minimize its liability hereunder, Seagate may, at its option and expense, either (a) substitute functionally equivalent, non-infringing product for the infringing Product, (b) modify the infringing Product so that it no longer infringes, but remains functionally equivalent, or (c) obtain for LSI the right to continue using the Product. If none of the foregoing is feasible, Seagate may require LSI to return the Product and refund to LSI the purchase price (less reasonable depreciation) and shipping charges paid by LSI. Seagate's performance of any of the foregoing options will constitute LSI's sole remedy for any damages suffered as a result of the infringement.

          18.1.2 Exceptions. The foregoing indemnity will not apply to any infringement arising out of (a) the use of Product in systems if the cause of the infringement is the system itself or the combination of Product with the system or any components therein not supplied or approved by Seagate;
     (b) any Product modification not made by Seagate or made by another without Seagate's written approval or recommendation; (c) the failure to promptly effect Seagate furnished replacements or modifications; or (d) the use of Product for purposes not contemplated by this Agreement or its intended use or (e) the circumstances described in Section 17.2.

     18.2 Seagate Infringement Claims. LSI agrees, at its expense, to defend and indemnify Seagate and its directors, officers and employees, in any suit, claim or proceeding brought against Seagate or such other parties, alleging that any Product sold to LSI hereunder, infringes a United States patent, copyright, or trade secret right if and to the extent the claimed infringement is based on Seagate's compliance with LSI's specifications for the Product provided that (a) LSI is promptly notified of the claim, given reasonable assistance from Seagate, and permitted the exclusive control of the defense, and (b) that Seagate takes no action which impairs LSI's defense of the claim. LSI agrees to pay damages and costs finally awarded against Seagate in any such suit by reason of any such infringement, but LSI will have no liability for settlements or costs incurred without its consent.

     18.3 LIMIT. THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATION OF SEAGATE WITH RESPECT TO INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE PRODUCT.

     18.4 Mutual Indemnification. Without limiting the indemnifications for infringement and high risk activities, each party (the "indemnitor") must defend, indemnify and hold the other party, directors, officers, and employees, harmless from any and all claims, losses, or damages (including reasonable attorneys' fees and costs of litigation) resulting from indemnitor's own breaches, acts, omissions or misrepresentations, regardless of the form of action. This provision survives the termination of this Agreement.

     19.  INTELLECTUAL PROPERTY.

     19.1 Under the terms of this Agreement, LSI does not acquire any right to any of Seagate's trademarks, patents, service marks, or trade names or its copyrights, commercial symbols, goodwill, or other form of intellectual or commercial property of Seagate and may not use the property or rights in any manner. LSI acknowledges that it has and will have no right to enhance or reverse engineer the Product.

     19.2 Software Products. LSI acknowledges that any software products provided by Seagate hereunder ("Software Product") constitute only discrete copies of software, the media in which it is stored, and related documentation, as shipped to LSI. Nothing herein transfers any right, title or interest in the software or any intellectual property rights to LSI. All software and proprietary rights are subject to the terms and conditions of the software license agreement included with each Software Product.

     19.3 Copying, Modifications and Reverse Engineering. LSI may not copy, modify, reverse engineer, decompile, enhance, or make derivative works of the Products or Software Products. Any unauthorized modifications, derivative works, and enhancements will belong to Seagate and LSI hereby assigns all rights in them (including moral rights) to Seagate. LSI acknowledges that it has and will have no right whatsoever, whether by the express terms of this Agreement or by any course of conduct, to use, review, or access the source code for any Software Products.

     20. CONFIDENTIAL INFORMATION.

     20.1 As used herein, "Confidential Information" means all non-public information concerning Seagate or any affiliate or parent company of Seagate to which LSI is provided access by virtue of this Agreement or its activities hereunder, including without limitation, technical data, Product design and development, sales information, quantity and kind of Products sold, prices and methods of pricing, marketing techniques and plans, Product returns, unannounced products, product and process information, and any other information which, if disclosed to others, might be competitively detrimental to Seagate. Confidential Information does not include any information which has been publicly disseminated in writing by Seagate, which LSI can show it knew prior to Seagate's disclosure, or which was rightfully received by LSI from a third party without restriction.

     20.2 During the term hereof and at all times thereafter, LSI must maintain the Confidential Information with the same degree of care as it maintains its own confidential information but at least a reasonable degree. LSI may not disclose it to any third party, and may use it only as necessary to perform hereunder. LSI must cause each of its officers, directors, employees, and agents to restrict disclosure and use of the Confidential Information in like fashion, and will be responsible for any wrongful disclosure and use by any of them.

     20.3 In the event any court or other authority orders LSI to disclose any Confidential Information, LSI must use its best efforts to protect its confidentiality and must promptly notify Seagate thereof to enable it to seek to do so. At the termination of this Agreement, LSI must promptly return all tangible Confidential Information to Seagate.

     21.  LIMITATION OF LIABILITY.

     EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN THE SECTIONS ENTITLED LSI INFRINGEMENT CLAIMS AND SEAGATE INFRINGEMENT CLAIMS; THE LIABILITY OF EITHER PARTY UNDER THIS AGREEMENT TO THE OTHER PARTY, REGARDLESS OF THE BASIS OF LIABILITY OR THE FORM OF ACTION, MAY IN NO EVENT EXCEED THE TOTAL PRICE PAID TO SEAGATE BY LSI, NET OF ALL DISCOUNTS, AND REFUNDS, FOR THE PRODUCT DIRECTLY CAUSING THE LIABILITY. IN NO EVENT WILL SEAGATE BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE FOR LOSS OF DATA, NOR WILL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR OTHER DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, AND WHETHER OR NOT IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE ESSENTIAL PURPOSE OF THIS SECTION IS TO LIMIT THE POTENTIAL LIABILITY OF THE PARTIES ARISING OUT OF THIS AGREEMENT. THE FOREGOING ALLOCATION OF RISK IS REFLECTED IN THE PRICES OF THE PRODUCTS. THIS PARAGRAPH WILL APPLY NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT OR THE FAILURE OF ANY REMEDY OF IT ESSENTIAL PURPOSE.

     22. PRODUCT DISCONTINUANCE. Seagate may discontinue manufacture of any Product in its sole discretion and without any liability therefor, on terms and conditions as it may determine. Seagate will provide LSI with [*] written notification prior to the date for last time placement of purchasing orders by LSI. This notice will also include the last dates for manufacturing and shipment of product. Seagate will further use its best efforts to provide LSI with the earliest information regarding product end of life, so that LSI can meet their qualification requirements on new products.

     23.  TERMINATION.

     23.1 Termination, No Cause. This Agreement may be terminated by either party by providing [*] prior written notice to the other party, for any or no cause. In case any applicable law requires a longer notice period to effect termination, the longer notice requirement will apply.

     23.2 Payment Breach. Except as otherwise provided herein, Seagate may terminate this Agreement in the event LSI fails to cure any breach of a payment obligation hereunder within [*] of receipt of written notice from Seagate describing the breach.

     23.3 Termination, Cause. Either party may terminate this Agreement at any time if (i) a receiver is appointed for the other party or its property, (ii) the other party makes an assignment for benefit of its creditors, (iii) proceedings are commenced by or for the other party under any bankruptcy, insolvency, or debtor's relief law, (iv) the other party liquidates or dissolves its business or attempts to do so, (v) the other party assigns or purports to assign this Agreement in breach of the provision herein, or (vi) the other party commits a breach of a material obligation hereunder which by its nature is incurable. LSI acknowledges without limitation that a breach of the Limited Use section constitutes a material breach of this Agreement.

     23.4 Effect of Termination or Expiration. In the event of a termination or expiration of this Agreement, the provisions of this Agreement will continue to apply to all purchase orders accepted by Seagate prior to the effective date of termination or expiration, except for any purchase order, or portion thereof, canceled pursuant to "Termination Cause." Termination or expiration of this Agreement will not, however, relieve or release either party from making payments that may be owing to the other party under the terms of this Agreement.

Subsequent to the effective date of any termination of this Agreement, Seagate may in its sole discretion, cancel all purchase orders for Product which have not been shipped.

     24. DISPUTE RESOLUTION. The parties will attempt in to resolve any dispute, claim or controversy arising out of or relating to this agreement through good faith negotiation. Except as otherwise provided below, any dispute the parties are unable to resolve between themselves will be submitted to final and binding arbitration before the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), or its successor, under to the United States Arbitration Act. The arbitration will take place in the County of Santa Clara, California, and will be conducted in accordance with the provisions of JAMS' Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The arbitration will be before a single arbitrator, except that in the event the amount in controversy exceeds one hundred thousand dollars ($100,000.00), the arbitration will be before three (3) arbitrators and the decision of any two (2) of them will be binding. If not mutually agreed upon, the arbitrator(s) will be selected according to JAMS rules from a list, prepared by JAMS, of persons having expertise in the subject matter. Judgment upon the award may be entered in any court having jurisdiction thereof. This provision is self-executing, and in the event that either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against the absent party notwithstanding its failure to appear.

     Notwithstanding the foregoing: (1) any claim relating to any of the parties' Confidential Information, the Trademarks, or other proprietary technology or intellectual property will be governed by the laws of the State of California and will not be determined by arbitration, but only by a court located in Santa Clara County, California, to whose exclusive jurisdiction the parties hereby consent; and (2) LSI acknowledges that any breach of its obligations under this Agreement with respect to the proprietary rights or Confidential Information of Seagate, will cause irreparable harm, and therefore, Seagate will be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law or in equity, in any court of competent jurisdiction.

     25. FORCE MAJEURE. Neither party will be liable to the other for its failure to perform any of its obligations hereunder during any period in which its performance is delayed by circumstances beyond its reasonable control including, but not limited to earthquake, fire, flood, war, embargo, strike, riot, inability to secure materials and transportation facilities, or the intervention of any governmental authority. If the delaying cause continues for more than [*], the party injured by the inability of the other to perform will have the right upon written notice to the other to either (a) terminate this Agreement pursuant to the Termination section herein or, (b) treat this Agreement as suspended during the delay and reduce any commitment in proportion to the duration of the delay.

     26. EXPORT REGULATION COMPLIANCE. Transactions executed by both parties under this Agreement will be subject to U.S. Governmental Regulations, including, but not limited to, the U.S. Export Administration Regulations
(EARs). LSI warrants that it will comply with all applicable export, re-export and foreign policy controls and restrictions imposed by the U.S. and the country in which LSI is located. LSI will comply with all legal requirements to take the necessary actions and precautions to ensure that its customers do not contravene such laws or regulations. LSI agrees not to export, re-export or transship, directly or indirectly, Product or Seagate's technical data to Country Groups D1, E1, and E2 (as defined in the EARs), Iran, Syria or any other country hereafter restricted by the U.S. Government, except as authorized by the appropriate U.S. governmental agencies. LSI may be subject to penalties for transacting business involving Product or Seagate's technical data with any customers that LSI knows or has reason to know are subject to denial of U.S. export privileges, or engages, directly or indirectly in prohibited nuclear, chemical, biological or missile technologies.

     27. ASSIGNMENT. Neither this Agreement nor any right, interest or obligation hereunder will be assigned by either of the parties without the prior written consent of the other party, which consent will not be unreasonably withheld. Consent will not be required for an assignment to an affiliate controlling, controlled by, or under common control with the assigning party or any successor in interest to that party. This Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns.

     28. RELATIONSHIP OF PARTIES. The relationship of Seagate and LSI established by this Agreement is that of independent contractor. Nothing contained in this Agreement may be construed to (i) give either party the power to direct and control the day to day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise participants in a joint or common undertaking, or (iii) allow LSI to create or assume any obligation on behalf of Seagate for any purpose whatsoever. All financial obligations associated with LSI's business are the sole responsibility of LSI.

     29. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws rules. The United Nations Convention on Contracts for International Sale of Goods does not apply to this Agreement.

     30. ATTORNEY FEES. In the event of any litigation or arbitration hereunder, the arbitrator or court will award costs and reasonable attorney's fees to the prevailing party.

     31. NOTICES. All notices and other communications hereunder must be given in writing and delivered by prepaid overnight or international express delivery, to the addresses set forth below or to any other addresses as the parties may designate in writing. Notices are deemed given on receipt or attempted delivery if receipt is refused.

     For Seagate:   Seagate Technology LLC
                    920 Disc Drive
                    Scotts Valley, CA 95066
                    Attn: Corporate Contracts Dept., SV15A2
                    Phone: (831) 439-7646
                    Fax: (831) 438-7132

     For LSI:       LSI Logic Storage Systems, Inc.
                    3718 North Rock Road
                    Wichita, KS 67226
                    Attn: Director of Supply Chain Management
                    Phone: (316) 636-8249
                    Fax: (316) 636-8225

     32. ENGLISH LANGUAGE. English is the authoritative text of this Agreement, and all communications, arbitrations, and other adjudications hereunder must be made and conducted in English. In the event this Agreement is translated, the English language version will control.

     33. ENTIRE AGREEMENT. This Agreement and its Exhibits constitute the entire agreement of the parties with respect to the subject matter hereof, and supersedes and replaces all prior oral or written agreements, representations and understandings of the parties with respect to this subject matter. Except as expressly provided for herein, this Agreement may be changed only by written amendment signed by the parties.

     34. SURVIVAL. Except as stated to the contrary herein, all obligations which by their terms or nature survive termination of this Agreement will continue thereafter until fully performed.

     35. SEVERABILITY. The terms of this Agreement are severable. If any term is held invalid, illegal, or unenforceable for any reason whatsoever, the term will be enforced to the fullest extent permitted by applicable law, and the validity, legality, and enforceability of the remaining terms will not in any way be affected or impaired thereby.

                                   EXHIBIT A
                        JUST-IN-TIME DELIVERY AGREEMENT

     1. PURPOSE. The purpose of this Exhibit is to set forth the terms and conditions by which Seagate and LSI agree to establish an on-site Just-In-Time ("JIT") delivery program.

     2. JIT ESTABLISHMENT. Seagate will establish, a designated hub for disc drives on-site at LSI's facility in Wichita, KS (the "Hub"). The inventory will be established within an agreed period of time following receipt of LSI's initial purchase order(s) for each configuration. Only Products in current production at Seagate will be included in the Hub. Products may be added to or deleted from this Exhibit upon mutual agreement.

     3. SECURITY AND RISK OF LOSS. LSI will be responsible for maintaining security for the Products at the Hub. LSI employees will receive Product into the Hub, pull Product from the Hub via a demand-pull, and maintain inventory accuracy for Seagate. LSI employees will send pull notifications, receipts into the hub, and inventory quantities at Hub electronically within [*] of the activity, but no later than [*]. LSI will bear the risk of loss or damage for Products while in the Hub.

     4. INSURANCE. LSI will maintain "all risk" insurance covering the full invoice value of the Products in the Hub. The insurance must be endorsed to cover loss or damage caused by (a) fire or explosion, (b) earthquake, lightning or volcanic eruption, (c) malicious damage, and (d) theft. Seagate must be named as an additional insured.

     5. INVENTORY QUANTITY. The initial quantity of each configuration of Product to be available in the JIT inventory will be equal to a [*] worth of forecasted requirements. Subsequent JIT inventory quantities will be determined by mutual agreement.

     6. JIT PURCHASE ORDERS. LSI will provide Seagate with [*] worth of purchase order coverage for each configuration and location. LSI's purchase order coverage will be "blanket" in nature, and will specify a quantity and an ending dock date, which will be the last day of a calendar quarter. LSI's blanket purchase orders are for forecasting purposes only and may go up and down as the forecast changes. Blanket POs will be adjusted quarterly or as necessary for price changes or quantity changes exceeding original projected blanket quantity.

     7. RESCHEDULING. LSI may reschedule delivery of Products as needed to pull Product as needed to support current forecast. Seagate will adjust replenishment of inventory to current forecast.

     8. INVOICING. All Products will be invoiced at the pricing in effect at the time of shipment. Payment will be made in full within [*] from the date of invoice.

     9. INVENTORY REPLENISHMENT. Seagate will use its best commercial efforts to replenish the JIT inventory following inventory depletion.

     10. PRODUCT/PROGRAM DISCONTINUANCE/CANCELLATION. If (a) LSI discontinues its program, (b) Seagate announces discontinuance of any Product, or (c) LSI's forecasted demand for a Product decreases such that LSI will not consume the current JIT inventory plus Product in transit, Seagate will attempt to sell the excess Product to other buyers and [*] for Seagate to store the Product and reconfigure it for other buyers. If Seagate determines the Product cannot be sold to other buyers, LSI will purchase all applicable Product remaining in the JIT inventory plus the Product in transit [*] of LSI's current forecast.

     11. TERMINATION WITHOUT CAUSE. Either party may terminate this Exhibit without cause by providing [*] prior written notice to the other. If LSI terminates without cause, LSI agrees to purchase all Product remaining in the JIT inventory prior to the effective date of the termination.

     12. TERMINATION WITH CAUSE. If either party is in default of any of the provisions herein and fails to cure the default within [*] after written notice by the other party, the party giving notice may immediately terminate this Exhibit; however, neither party will be held responsible for failure to fulfill its obligations hereunder due to causes beyond its control.

     13. ORDER OF PRECEDENCE. In the event of a conflict between the terms and conditions of this Exhibit and the LSI Agreement this Exhibit will control.

                             SEAGATE TECHNOLOGY LLC

                           LSI OEM PURCHASE AGREEMENT

                                   EXHIBIT B
                                REBATE PROCEDURE

1.  PURPOSE:

     LSI has licensed to the third party contract manufacturing companies listed on Attachment 1 (the "Licensee(s)"), the right to manufacture on behalf of LSI. The Parties agree to implement a Rebate Procedure (Procedure) as detailed below.

2.  PRODUCT:

     The Procedure set forth herein will apply to Seagate disc drives listed on the attached Attachment 1 which are sold to Licensee at the price agreed to between Seagate and Licensee (Product).

3.  DETAILS OF PROCEDURE:

     Following the purchase of Seagate disc drives by Licensee, Seagate and LSI agree to utilize the following procedure to provide LSI with rebate credit for the difference in the negotiated LSI price and Licensee price.

     3.1 Seagate will be responsible for providing shipment reports in spreadsheet format to LSI electronically by the end of the first week of each calendar month for the preceding month. The reports will contain a list of LSI part numbers, Seagate model and description, net quantity shipped (purchases net of any returns), unit price invoiced to Licensee, and the total amount of LSI rebate credit.

     3.2 LSI will reconcile the Seagate shipment report against a receipt report provided to LSI by Licensee. In the event that LSI identifies a discrepancy between the shipment and receipt reports, LSI will provide to Seagate a written report detailing the discrepancies including information sufficient for Seagate to confirm the discrepancies. If an adjustment is required as a result of the discrepancy, it will be paid within [*] of confirmation.

     3.3 Seagate will prepare a credit memorandum on a [*] basis for the difference between the current LSI price and the current Licensee price at the time that the drives shipped to Licensee, unless otherwise agreed between Seagate and LSI. Seagate will verify that Licensee is current in payments to Seagate before issuing the rebate credit.

                             SEAGATE TECHNOLOGY LLC

                           LSI OEM PURCHASE AGREEMENT

                                   EXHIBIT B
                                REBATE PROCEDURE
                                  ATTACHMENT 1

     1. Designated Contract Manufacturers:

     - [*]

     2. List of Product eligible for rebate:

Table 1

SEAGATE TECHNOLOGY LLC                                PRODUCT AND PRICE LIST                                                8/17/01
LSI PURCHASE AGREEMENT
EXHIBIT A
ATTACHMENT 1

                                                                                                                   PRICE
                                                                                                                APR/MAY/JUNE
SEAGATE MODEL                                    SEAGATE P/N   LSI P/N    PACK QTY.   SKID QTY.   DESCRIPTION       2001
-------------                                    -----------   --------   ---------   ---------   -----------   ------------
CURRENT HUB PRODUCTS...........................
[*]............................................
CURRENT NON HUB PRODUCTS.......................
DISCONTINUED PRODUCTS..........................
NEW PRODUCTS...................................
[*]............................................

                                                     PRICE        PRICE-BUDGETARY
                                                 JULY/AUG/SEPT.   OCT./NOV./DEC.
SEAGATE MODEL                                         2001             2001
-------------                                    --------------   ---------------
CURRENT HUB PRODUCTS...........................
[*]............................................
CURRENT NON HUB PRODUCTS.......................
DISCONTINUED PRODUCTS..........................
NEW PRODUCTS...................................
[*]............................................

                                AMENDMENT NO. 1
                         TO THE OEM PURCHASE AGREEMENT

                                                               AGREEMENT NO. [*]

     This Amendment No. 1 to the OEM Purchase Agreement entered into by Seagate Technology LLC, ("Seagate") and LSI Logic Storage Systems, Inc. ("LSI").

     Seagate and LSI entered into an OEM Purchase Agreement dated September 19, 2001, identified as Seagate Agreement No. [*] (the "Agreement"). The parties now wish to amend the Agreement as follows:

          1. In the Agreement, Section 6.0 "Forecast," the following sentence is added to the end of the section:

             "[*] prior to the end of each Seagate fiscal quarter, Seagate and LSI will mutually agree upon the quantity of Product remaining to be shipped by the end of the current quarter."

          2. In Exhibit A, Section 8.0 "Invoicing." The last sentenced of the section is deleted and replaced with the following:

             "All Product will be invoiced at the pricing in effect at the time of shipment. Payment will be made in full within [*] from the date of invoice."

     In all other respects, the Agreement remains in effect.

SEAGATE TECHNOLGY                               LSI LOGIC STORAGE SYSTEMS INC
                                                A WHOLLY-OWNED SUBSIDIARY OF
                                                LSI LOGIC CORPORATION

           /s/ DONNA FLORIO-NORRIS                           /s/ TONY L. NEWELL
---------------------------------------------   ---------------------------------------------
By                                              By

Donna Floria-Norris                             Tony L. Newell
---------------------------------------------   ---------------------------------------------
Print Name                                      Print Name

Executive Director                              Director, Supply Chain Management
---------------------------------------------   ---------------------------------------------
Title                                           Title

1-21-02                                         01/4/02
---------------------------------------------   ---------------------------------------------
Date                                            Date

                                AMENDMENT NO. 2
                         TO THE OEM PURCHASE AGREEMENT

                                                           OEM AGREEMENT NO. [*]
                                                               AMENDMENT NO. [*]

     This Amendment No. 2 to the OEM Purchase Agreement entered into by Seagate Technology LLC, ("Seagate") and LSI Logic Storage Systems, Inc. ("LSI").

     Seagate and LSI entered into an OEM Purchase Agreement dated September 19, 2001, identified as Seagate Agreement No. [*] (the "Agreement"). Seagate and LSI entered into an Amendment No. 1 to the agreement on January 21, 2002. The parties now wish to further amend the Agreement as follows:

          1. LOCK IN PERIOD. In the Agreement, Section 6.0 "Forecast," the last sentence was added as part of Amendment No. 1. The last sentence is deleted and replaced with the following:

             "[*] prior to the end of each Seagate fiscal quarter, Seagate and LSI will mutually agree upon the quantity of Product remaining to be shipped by the end of the current quarter."

          2. JIT HUB EXHIBIT. The existing Exhibit A to the OEM Agreement is deleted in its entirety and replaced with the new Exhibit A, attached hereto.

     In all other respects, the Agreement remains in effect.

SEAGATE TECHNOLOGY LLC                          LSI LOGIC STORAGE SYSTEMS INC
                                                A WHOLLY-OWNED SUBSIDIARY OF
                                                LSI LOGIC CORPORATION

           /s/ DONNA FLORIO-NORRIS                           /s/ TONY L. NEWELL
---------------------------------------------   ---------------------------------------------
By                                              By

Donna Florio-Norris                             Tony L. Newell
---------------------------------------------   ---------------------------------------------
Print Name                                      Print Name

Executive Director, Legal                       Director, Supply Chain
---------------------------------------------   ---------------------------------------------
Title                                           Title

1-15-04                                         1-31-04
---------------------------------------------   ---------------------------------------------
Date                                            Date

                                        2